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                          REPLACEMENT SECURED REVOLVING NOTE


$12,500,000                                             Los Angeles, California
                                                               February 6, 1998


          1. FOR VALUE RECEIVED, PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation, ("MAKER"), promises to pay to the order of IMPERIAL BANK, a California banking corporation ("PAYEE"), on or before the Maturity Date, the principal sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000), or such lesser sum as shall equal the aggregate outstanding principal amount of the Revolving Loans made by Payee to Maker pursuant to the Agreement (as defined below).

          2. This Replacement Secured Revolving Note (this "NOTE") shall bear interest at a per annum rate equal to the Prime Rate PLUS the Applicable Margin (the "LENDING RATE"). As used herein "PRIME RATE" means the rate of interest announced by Payee at its corporate headquarters as its prime rate and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The Prime Rate is determined by Payee from time to time as a means of pricing credit extensions to some customers and is neither directly tied to some external rate of interest or index nor necessarily the lowest rate of interest charged by Payee at any given time for any particular class of customers or credit extensions. All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. In the event that the Prime Rate announced is, from time to time, changed, adjustment in the rate of interest payable hereunder shall be made as of 12:01 a.m. (California time) on the effective date of the change in the Prime Rate. Interest shall accrue from the date of this Note to the date of repayment of this Note in accordance with the provisions hereof. Maker shall pay all accrued but unpaid interest on the Revolving Loans, in arrears, on the first Business Day of each and every month. As used herein, "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order or decree to close.

          3. Maker hereby authorizes Payee to record in its books and records the date and amount of each Revolving Loan, and of each payment of principal made by Maker, and Maker agrees that all such notations shall, in the absence of manifest error, be conclusive as to the matters so noted; PROVIDED, HOWEVER, any failure by Payee to make such notation with respect to any Revolving Loan or payment thereof shall not limit or otherwise affect Maker's obligations under the Agreement or this Note.

          4. If any payment due hereunder or under the Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), in addition to and not in substitution of any other rights and remedies which Payee may have with respect to such nonpayment, the entire principal balance owing hereunder shall bear interest at the Lending Rate PLUS five hundred (500) basis points until such overdue payment is paid in full. In addition, interest, Bank Expenses and Fees due hereunder or under the Agreement

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not paid when due shall bear interest at the Lending Rate PLUS five hundred
(500) basis points until such overdue payment is paid in full.

          5. If any payment due hereunder, whether for principal, interest, or otherwise, is not paid on or before the tenth day after the date such payment is due, in addition to and not in substitution of any of Payee's other rights and remedies with respect to such nonpayment, Maker shall pay to Payee, a late payment fee ("LATE PAYMENT FEE") equal to five percent (5%) of the amount of such overdue payment. The Late Payment Fee shall be due and payable on the eleventh day after the due date of the overdue payment with respect thereto.

          6. Maker shall make all payments hereunder in lawful money of the United States of America and in immediately available funds to Payee at Payee's office located at 9920 South La Cienega Boulevard, Suite 628, Inglewood, CA 90301, Attention Lending Services Department; or to such other address as Payee may from time to time specify by notice to Maker in accordance with the terms of the Agreement.

          7. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Payee has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance hereof, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no principal balance outstanding, Payee shall refund to Maker such excess.

          8. This Note is the "Note" referred to in that certain Revolving Credit Agreement, dated as of July 3, 1997, as amended by that certain Amendment Number One, dated as of July 14, 1997, that certain Amendment Number Two, dated as of September 25, 1997, and that certain Amendment Number Three, dated as of even date herewith (as may be at any time hereafter further amended, supplemented, or otherwise modified or restated, the "AGREEMENT"), by and between Maker, as Borrower, and Payee, as Bank, and is governed by the terms thereof. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity hereof upon the terms and conditions specified in the Agreement.

          9. This Note is secured by the Liens granted to Payee under the Loan Documents.

          10. Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.


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          11.  This Note shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts of laws.

          12. (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between Maker and Payee arising out of or relating to this Note, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which either Maker or Payee gives written notice to the other that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Note, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, Maker and Payee waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where any real property collateral is located, or Los Angeles County, if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of Maker and Payee, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his or her representative).
The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall
(i) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by herein shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by Maker and Payee shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.


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               (b)  Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. Maker and Payee expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. Maker and Payee expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between Maker and Payee that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act,


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Section 1280 through Section 1294.2 of the CCP as amended from time to time.
The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

          13. This Note replaces that certain Secured Revolving Note, dated as of July 3, 1997, in the amount of Ten Million Dollars ($10,000,000), executed by Maker to the order of Payee, and continues the obligations of Maker incurred thereunder.

          IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

Maker:                             PROSPECT MEDICAL HOLDINGS, INC.,
                                   a Delaware corporation


                                   By /s/ Thomas A. Maloof
                                     ------------------------------------------
                                   Title  CFO
                                        ---------------------------------------



ACCEPTED AND AGREED:

IMPERIAL BANK,
a California banking corporation


By /s/ Roc A. Caldarone
  ------------------------------------------
Title: Sr. Vice President
      --------------------------------------


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